UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2007
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (609) 275-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 7.01. REGULATION FD DISCLOSURE.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
Exhibit Index
EX-10.1: AGREEMENT AND PLAN OF MERGER
EX-99.1: PRESS RELEASE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 6, 2007, Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Ice MergerCorp, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and IsoTis, Inc., a Delaware corporation (“IsoTis”), pursuant to which Merger Sub will be merged with and into IsoTis (the “Merger”) on the terms and subject to the conditions of the Merger Agreement, with IsoTis continuing as the surviving entity.
Under the terms of the Merger Agreement, each share of IsoTis’s common stock outstanding immediately prior to the Merger (except for shares for which appraisal rights are exercised) will be converted into $7.25 in cash. The Company expects to pay an aggregate of approximately $51 million of cash in the Merger.
Consummation of the Merger is subject to certain closing conditions, including approval of the Merger by a majority of IsoTis’s common shares entitled to vote thereon, receipt of applicable regulatory approvals, no material adverse change in the business or condition of IsoTis prior to the effective time of the Merger and holders of less than ten percent (10%) of IsoTis’s outstanding common stock exercising appraisal rights. The closing of the Merger is also subject to IsoTis’s receipt of 510(k) clearance for its Accell family of products and the amendment of the Company’s credit agreement.
The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type regarding, among other things, IsoTis’s corporate organization and capitalization, the accuracy of its reports and financial statements filed under the Securities Exchange Act of 1934, as amended, the absence of certain changes or events relative to IsoTis since December 31, 2006, and IsoTis’s compliance with applicable law. Similarly, the Company makes representations and warranties regarding, among other things, its corporate organization.
The Merger Agreement also includes covenants governing, among other things, IsoTis’s operations outside the ordinary course of business prior to the closing of the Merger. In addition, the Merger Agreement contains certain termination rights allowing IsoTis, the Company or both parties to terminate the agreement upon the occurrence of certain conditions, including the failure to consummate the Merger by February 6, 2008. Upon the termination of the Merger Agreement under specified circumstances, IsoTis may be required to pay the Company a termination fee or to reimburse the Company for its expenses incurred in connection with the Merger.
A copy of the Merger Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
As described above, the Merger Agreement contains representations and warranties that the Company and IsoTis made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and IsoTis and are subject to important qualifications and limitations agreed to by the Company and IsoTis in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between the Company and IsoTis rather than establishing matters as facts.

ITEM 7.01. REGULATION FD DISCLOSURE.
On August 6, 2007, the Company issued a press release announcing that it has signed a Merger Agreement to acquire IsoTis. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 7.01 of Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Agreement and Plan of Merger, dated as of August 6, 2007.

99.1	Press Release dated August 6, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
Date: August 7, 2007	By:	/s/ John B. Henneman, III
John B. Henneman, III
Executive Vice President and Chief Administrative Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Agreement and Plan of Merger, dated as of August 6, 2007.

99.1	Press Release dated August 6, 2007.